                                                                      Exhibit 11
Computation of Earnings Per Share

                                                        Years Ended
                                       --------------------------------------------
                                       June 30,         June 30,        June 30,
                                         1995             1996           1997
                                       -------          -------         -------
Net Income                              $19,556,000     $12,289,000     $15,562,000
                                       --------------------------------------------
Weighted average number of shares
outstanding during the year              36,300,000      36,650,000      25,000,000

Assumed conversion of common share
equivalents                               1,859,563       2,024,048       2,261,683

Weighted average common and common
equivalent shares used for computation
of net income per share                  38,169,563      38,674,048      27,261,683
                                       --------------------------------------------

Net Income Per Share                          $0.51           $0.32           $0.57
                                       ============================================

                                             Three Month Periods Ended
                                        ------------------------------------
                                        September 30,           September 30,
                                           1996                    1997
                                        ------------            ------------

Net Income                              $ 4,499,000             $ 9,110,000
                                        -------------------------------------

Weighted average number of shares
outstanding during the period             25,000,000              25,000,000

Assumed conversion of common share
equivalents                               2,058,396               2,387,161

Weighted average common and common
equivalent shares used for computation
of net income per share                  27,058,396              27,387,161
                                        -------------------------------------
Net Income Per Share                          $0.17                   $0.33
                                        =====================================
